STOCK SETTLEMENT AND RELEASE AGREEMENT

This Stock Settlement and Release Agreement (the “Agreement”) is made as of February 13, 2017 (the “Effective Date”), by and between Image Chain Group Limited, Inc., a Nevada corporation (the “Company”) and Xinyuan Yang, an individual and citizen of the People’s Republic of China (“Yang”). The Company and Yang are each referred to as a “Party” and, collectively, they are sometimes referred to as the “Parties”.

RECITALS

WHEREAS, the Company originally incorporated under the corporate name “Have Gun Will Travel Entertainment, Inc.”, and changed its name in an amendment to its articles of incorporation filed on May 26, 2015 (the “Amendment”), and references to the Company in this Agreement shall also refer to actions taken by the Company under the name “Have Gun Will Travel Entertainment, Inc.”;

WHEREAS, on May 5, 2015, the Parties entered into that certain Share Exchange Agreement by and between the Company, Fortune Delight Holdings Group Ltd., a company organized under the laws of the British Virgin Islands (“FDHG”), and certain owners of equity shares in FDHG, among which included Yang (the “FDHG Agreement”);

WHEREAS, pursuant to the FDHG Agreement, the Company represented that it had the authority to issue 5,000,000 shares of preferred stock, par value $0.001 (the “Preferred Shares”) and in fact agreed to issue the Preferred Shares to Yang in connection with the closing of the transaction described in the FDHG Agreement;

WHEREAS, the Company’s articles of incorporation, filed with the Nevada Secretary of State on December 18, 2013 (the “Articles”) authorize a total of 70,000,000 shares of common stock, par value $0.001 (the “Common Stock”) and 5,000,000 additional shares, par value $0.001 (the “Additional Stock”);

WHEREAS, Chapter 78, Section 195 of the Nevada Revised Statutes requires that if more than one class or series of stock is authorized, the articles of incorporation or a resolution of the board of directors adopted pursuant to a provision of the articles of incorporation must (i) prescribe a distinguishing designation for each class or series; and (ii) describe the voting powers, designations, preferences, limitations, restrictions, relative rights and distinguishing designation of each class and series;

WHEREAS, neither the Articles nor the Amendment contain a distinguishing designation nor a description of the voting powers, designations, preferences, limitations, restrictions or relative rights of the Additional Stock, and the Company did not file a certificate of designation with the Nevada Secretary of State setting forth such designation or rights;

WHEREAS, on the date even herewith, the Company filed a certificate of correction (the “Certificate of Correction”) with the Nevada Secretary of State correcting the Articles and designating the Additional Stock as preferred stock, par value $0.001 per share;

WHEREAS, the corrections made in the Certificate of Correction are effective as of the original filing date of the Articles;

WHEREAS, for the purposes of providing clarity and certainty on a going forward basis, the Company is willing to issue to Yang 5,000,000 shares of Common Stock in exchange for the cancellation of the Preferred Shares, the return of the stock certificate evidencing the Preferred Stock, and the release by Yang of any claims to the Preferred Stock;

NOW THEREFORE, in consideration of the premises and the mutual covenants and representations set forth below, the Parties agree as follows:

1.	Delivery of Common Stock

A.       Delivery of Common Stock. Promptly following the Effective Date, the Company agrees to deliver to Yang 5,000,000 shares of Common Stock (the “Settlement Shares”). The Settlement Shares will be free and clear of any liens, encumbrances, pledges, security interests, voting agreements, options, rights of first refusal, rights to purchase or claims of any nature whatsoever, other than community property rights and restrictions on transfer that arise under applicable securities laws and this Agreement. The Settlement Shares will be validly issued, fully paid, and non-assessable. The Settlement Shares will be evidenced by one or more physical stock certificates.

B.       Restrictions on Transfer.

(1)	Restrictions on Transfer. Yang acknowledges and agrees that he may be bound by the certain restrictions on transfer of the Common Stock which may restrict attempted transfers of the Common Stock to another purchaser.

(2)	Stock Legend. Yang understands and agrees that the Company shall cause the legends set forth below, or substantially equivalent legends, to be placed upon any certificate(s) evidencing ownership of the Settlement Shares, together with any other legends that may be required by the Company or by applicable state or federal securities laws:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE ACT, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE COMPANY), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER THE ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Settlement Shares upon which it is stamped, if, unless otherwise required by applicable state securities laws, (a) the Settlement Shares are registered for sale under an effective registration statement filed under the Securities Act of 1933, as amended (the “Securities Act”) or otherwise may be sold pursuant to Rule 144 or Regulation S without any restriction as to the number of securities as of a particular date that can then be immediately sold, or (b) such holder provides the Company with an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Settlement Shares may be made without registration under the Securities Act, which opinion shall be accepted by the Company so that the sale or transfer is effected. Yang agrees to sell all Settlement Shares, including those represented by a certificate from which the legend has been removed, in compliance with applicable prospectus delivery requirements, if any.

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(3)	Stop-Transfer Notices. Yang acknowledges and agrees that to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(4)	Refusal to Transfer. Yang acknowledges and agrees that the Company is not required to transfer on its books any Common Stock that has been sold or otherwise transferred in violation of any of the provisions of this Agreement or to treat as owner of such transferred Common Stock or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Common Stock shall have been so transferred.

2.	Acceptance of Settlement Shares; Cancellation of Preferred Shares; Release of Claims; Indemnification.

A.       Acceptance of Settlement Shares. Yang agrees to accept the Settlement Shares as full consideration paid to Yang by the Company in connection with this Agreement.

B.       Cancellation of Preferred Shares. Promptly following the Effective Date, Yang agrees to (i) deliver to the Company fully-completed and executed letters of transmittal, together with all attachments thereto, for the Preferred Shares; (ii) deliver to the Company stock certificates for the full amount of the Preferred Shares or, in the event that any certificate shall have been lost, stolen or destroyed, an affidavit of that fact and providing for indemnification by Yang of such lost, stolen or destroyed certificate; and (iii) perform such other actions and deliver to the Company such other documents as are requested by the Company to complete the cancellation of the Preferred Shares.

C.       Release of Claims. In consideration for the receipt and acceptance of the Settlement Shares under this Agreement, Yang agrees to the following with respect to his rights under the FDHG Agreement and the Preferred Shares received in connection with the FDHG Agreement:

(1)	Yang does hereby unconditionally, irrevocably and absolutely release and forever discharge the Company, its affiliates, and its and their respective past and present directors, officers, employees, representatives, agents, attorneys, stockholders, insurers, successors and/or assigns (hereinafter individually a “Released Party” and collectively, the “Released Parties”), from any and all losses, liabilities, claims, demands, causes of action, or suits of any type, whether in law and/or in equity, related directly or indirectly or in any way in connection with any transaction, affairs or occurrences between them to date, including, but not limited to, the FDHG Agreement and the Preferred Shares received in connection with the FDHG Agreement. This release does not extend to any matters that may not be released in this manner as a matter of law.

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(2)	Yang warrants, represents, acknowledges and agrees that he has not filed or otherwise cooperated in the authorization of the filing of any complaints, charges, or lawsuits against any Released Party with any governmental agency or court. If such a complaint, charge or lawsuit has been filed on Yang’s behalf or is filed in the future, Yang hereby waives, releases and discharges any right to recover thereunder from any Released Party.

D.       Indemnification. Yang hereby indemnifies and agrees to keep indemnified the Released Parties from and against all losses, claims, demands, proceedings, damages, liabilities, costs, charges and expenses (including reasonable legal expenses) arising out of or in connection with any breach of the warranties and undertakings contained in this Agreement, or out of any claim by a third party based on alleged facts which, if substantiated, would constitute such a breach.

3.	General Provisions.

A.       Choice of Law. This Agreement shall be governed by the internal substantive laws, but not the choice of law rules, of Nevada.

B.       Notices. Any notice, demand, offer, request or other communication required or permitted to be given by the Parties pursuant to the terms of this Agreement shall be in writing and shall be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) one business day after being delivered by facsimile (with receipt of appropriate confirmation), (iv) one business day after being deposited with an overnight courier service or (v) four days after being deposited in the U.S. mail, First Class with postage prepaid and return receipt requested, and addressed to the Parties at the addresses provided to each other upon request (including as a signature line in an email or to the current addresses of each Party) or such other address as a Party may request by notifying the other in writing.

C.       Waiver. Either Party’s failure to enforce any provision of this Agreement shall not in any way be construed as a waiver of any such provision, nor prevent that party from thereafter enforcing any other provision of this Agreement. The rights granted both parties hereunder are cumulative and shall not constitute a waiver of either party’s right to assert any other legal remedy available to it.

D.       Severability. Should any provision of this Agreement be found to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable to the greatest extent permitted by law.

E.       Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement. Facsimile copies of signed signature pages shall be binding originals.

F.       Modification and Waiver. No supplement, modification, termination or amendment of this Agreement shall be binding unless executed in writing by both of the Parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date set forth above. The parties represent that they have read this Agreement in its entirety, have had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understand this Agreement.

IMAGE CHAIN GROUP LIMITED, INC.		XINYUAN YANG

By:	Wenchang GU
Its:	President and CEO

[Signature page to Stock Settlement and Release Agreement]